EXHIBIT 3.1

                         ARTICLES OF INCORPORATION OF
                     FEDERAL MORTGAGE MANAGEMENT II, INC.

      The undersigned, acting as incorporator of a Florida corporation under the Florida Business Corporation Act, Chapter 607 of the Florida Statutes, hereby adopts the following Articles of Incorporation for such Corporation:

                                   ARTICLE I
                                     NAME

      The name of the Corporation is Federal Mortgage Management II, Inc.

                                  ARTICLE II
                     PRINCIPAL OFFICE AND MAILING ADDRESS

      The address of the Corporation's principal office is 1800 Second Street, Suite 780, Sarasota, Florida 34236 and the mailing address of the Corporation is 1800 Second Street, Suite 780, Sarasota, Florida 34236.

                                  ARTICLE III
                                    PURPOSE

      The Corporation is organized for the purpose of transacting any and all lawful business for which corporations may be incorporated under the laws of Florida.

                                  ARTICLE IV
                                 CAPITAL STOCK

      The Corporation is authorized to issue 1,000 shares of common stock, One Cent ($.01) par value per share.

                                   ARTICLE V
                      INITIAL REGISTERED AGENT AND OFFICE

      The name of the initial registered agent of the Corporation and the street address of the initial registered office of the Corporation are as follows:

            NAME                    ADDRESS
            ----                    -------
            Paul R. Lynch           101 East Kennedy Boulevard, Suite 2800
                                    Tampa, Florida  33602

                                  ARTICLE VI
                          INITIAL BOARD OF DIRECTORS

      The Corporation shall initially have one director to hold office until the first annual meeting of shareholders and until his successor shall have been elected and qualified, or until his earlier resignation, removal from office or death. The number of directors may be either

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increased or decreased from time to time in accordance with the Bylaws of the
Corporation. The name and address of the initial director of the Corporation are:

            NAME                          ADDRESS
            ----                          -------
            Guy S. Della Penna            1800 Second Street, Suite 780
                                          Sarasota, Florida  34236

                                  ARTICLE VII
                                 INCORPORATOR

      The name and address of the person signing these Articles as Incorporator are:

            NAME                    ADDRESS
            ----                    -------
            Paul R. Lynch           101 East Kennedy Boulevard, Suite 2800
                                    Tampa, Florida  33602

                                 ARTICLE VIII
                                INDEMNIFICATION

      The Corporation shall indemnify any person who is or was a Director, Officer, employee, or agent of the Corporation or was serving at the request of the Corporation as a Director, Officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, to the fullest extent permitted by law.

      IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 8th day of November, l995.

                                     /s/ PAUL R. LYNCH
                                     -----------------------------------
                                     Paul R. Lynch, Incorporator

STATE OF FLORIDA
COUNTY OF HILLSBOROUGH

            The foregoing instrument was acknowledged before me this 8th day of November, 1995, by Paul R. Lynch, an individual who is personally known to me and did not take an oath.


                                     /s/ DENA L. KAPOCIUS
                                     -----------------------------------
                                     Notary Public


                                     Print Name: Dena L. Karpocius
                                                -----------------------------

                                     My Commission Expires: October 2, 1999

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                          CERTIFICATE OF DESIGNATION
                      REGISTERED AGENT/REGISTERED OFFICE

      Pursuant to the provisions of Section 607.0501, Florida Statutes, the undersigned corporation, organized under the laws of the State of Florida, submits the following statement in designating the registered office/registered agent, in the State of Florida.

      1.    The name of the corporation is Federal Mortgage Management II, Inc.

      2.    The name and address of the registered agent and office is:

                              Paul R. Lynch
                              101 East Kennedy Boulevard, Suite 2800
                              Tampa, Florida 33602


                              SIGNATURE:/s/ PAUL R. LYNCH
                                        -----------------------------
                              TITLE:    Paul R. Lynch, Incorporator

                              DATE:     November 8, 1995

HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY. I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATING TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES, AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATION OF MY POSITION AS REGISTERED AGENT.


                              SIGNATURE: /s/ PAUL R. LYNCH
                                        -----------------------------
                                        Paul R. Lynch

                              DATE:     November 8, 1995

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